Exhibit 99.1

Februar y 202 2

This presentation (the "Presentation") is for informational purposes only to assist interested parties in making an evaluation with respect to a proposed business combination (the “Potential Business Combination”) between Global SPAC Partners Co. (“Global”) and Gorilla Technology Group Inc. (the "Company" or “Gorilla”) and is being furnished solely for use by prospective investors in connection with their consideration of an investment in Global. This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Potential Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of Global, the Company, or any of their respective affiliates . Specifically, this Presentation shall not constitute a solicitation as defined in Rule 14 a - 1 of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) . You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation . You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision . The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions . The recipient acknowledges that it is (i) aware that that the United States securities laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) familiar with the Exchange Act and the rules and regulations promulgated thereunder, and that the recipient will neither use, use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10 b - 5 thereunder . None of Global, the Company or any of their respective affiliates, employees or representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any of the information contained in this Presentation Presentation or any other information (whether communicated in written or oral form) transmitted or made available to prospective acquirers or investors and each of such persons expressly disclaims any and all liability relating to or resulting from the use of this Presentation or such other information by a prospective acquirer or investor or any of their affiliates or representatives . Prospective investors are not entitled to rely on the accuracy or completeness of the Presentation and are entitled to rely solely on only those particular representations and warranties, if any, which may be made by Global or the Company to an investor in a subscription agreement, when, as and if executed, and subject to such limitations and restrictions as restrictions as may be specified therein . Each recipient agrees, and the receipt of this Presentation serves as an acknowledgment thereof, that the subject matter hereof and all of the information contained herein is of a confidential nature and that the recipient will treat such information information in a confidential manner and will not, directly or indirectly, disclose or permit its affiliates or representatives to disclose any information regarding its receipt hereof or any information contained herein to any other person or reproduce, disseminate, quote or refer to this Presentation, in whole or in part, without the prior written consent of Global and the Company, and you agree to delete or destroy this Presentation upon Global’s or the Company’s request . Projections - The financial projections presented in this Presentation represent management's current estimates of future performance based on various assumptions, which may or may not prove to be correct . The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the projections and accordingly they did not express an opinion or provide any other form of assurance with respect thereto . These These projections should not be relied upon as being necessarily indicative of future results . The assumptions and estimates underlying these projections are inherently uncertain and are subject to a wide variety of significant business, economic and and competitive risk that could cause actual results to differ materially from those contained in these projections . See “Forward - Looking Statements” below . Accordingly, there can be no assurance that these projections will be realized . Further, industry experts may disagree with these assumptions and with management's view of the market and the prospects for the Company . This Presentation does not purport to contain all information which may be material to an acquirer or investor, and recipients of this Presentation should conduct their own independent evaluation and due diligence of the Company . Each recipient agrees, and the receipt of this Presentation serves as an acknowledgment thereof, that if such recipient determines to engage in a transaction with the Company, its determination will be based solely on the terms of the definitive agreement relating to such transaction and on the recipient’s own investigation, analysis and assessment of the Company and the Potential Business Combination . Neither Global nor Company intends to update or otherwise revise this Presentation following its distribution and neither Global nor the Company makes any representation or warranty, express or implied, as to the accuracy or completeness of any any of the information contained in this Presentation after the date of the Presentation. Unless noted otherwise, all financial figures contained in this Presentation are in U.S. Dollars.

Use of Data - The data contained herein is derived from various internal and external sources . No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modelling or any other information contained herein . Any data on past performance or modelling contained herein is not an indication as to future performance . Global and the Company assume no obligation to update the information in this Presentation . Further, the financial statements contained herein were prepared by the Company in accordance with private company AICPA standards . The Company is currently in the process of conforming its financials to comply with public company and U . S . Securities and Exchange Commission (the “SEC”) requirements . Trademarks - Global and the Company own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses . This Presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with Global or the Company, or an endorsement or sponsorship by or of Global or the Company . Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this Presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Global or the Company will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights . Industry and Market Information - Information contained in this Presentation concerning Gorilla’s industry and the markets in which it operates, including Gorilla’s general expectations and market position, market opportunity and market size, is based on information from Gorilla’s management’s estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties . In some cases, we may not expressly refer to the sources from which this information is derived . Management estimates are derived from industry and general publications and research, surveys and studies conducted by third parties and Gorilla’s knowledge of its industry and assumptions based on such information and knowledge, which we believe to be reasonable . In addition, assumptions and estimates of Gorilla’s and its industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors . These and other factors could cause Gorilla’s future performance and actual market growth, opportunity and size and the like to differ materially from our assumptions and estimates . Forward Looking Statements - This Presentation contains, and certain oral statements made by representatives of Global and Gorilla and their respective affiliates, from time to time may contain, “forward - looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 . Global’s and Gorilla’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward - looking statements as predictions of future events . Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward - looking statements . These forward - looking statements include, without limitation, Global’s and Gorilla’s expectations with respect to future performance and anticipated financial impacts of the Potential Business Combination contemplated by the definitive Business Combination Agreement, dated as of December 21 , 2021 (the “Business Combination Agreement”), the satisfaction of the closing conditions to the Potential Business Combination and the timing of the completion of the Potential Business Combination . These forward - looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results . Most of these factors are outside of the control of Global or Gorilla and are difficult to predict . Factors that may cause such differences include but are not limited to : (i) the inability of the parties to successfully or timely consummate the Potential Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the post - business combination company (the “Combined Entity”) or the expected benefits of the Potential Business Combination, if not obtained ; (ii) the failure to realize the anticipated benefits of the Potential Business Combination ; (iii) matters discovered by the parties as they complete their respective due diligence investigation of the other parties ; (iv) the ability of Global prior to the Potential Business Combination, and the Combined Entity following the Potential Business Combination, to maintain the listing of the Combined Entity’s shares on Nasdaq ; (v) costs related to the Potential Business Combination ; (vi) the lack of a third - party fairness opinion in determining whether or not to pursue the Potential Business Combination ; (vii) the failure to satisfy the conditions to the consummation of the Potential Business Combination, including the approval of the Business Combination Agreement by the shareholders of Global and the satisfaction of the minimum cash requirements of the Business Combination Agreement following any redemptions by Global’s public shareholders ; (viii) the risk that the Potential Business Combination may not be completed by the stated deadline and the potential failure to obtain an extension of the stated deadline ; (ix) the outcome of any legal proceedings that may be instituted against Global or Gorilla related to the Potential Business Combination ; (x) the attraction and retention of qualified directors, officers, employees and key personnel of Global and Gorilla prior to the Potential Business Combination, and the Combined Entity following the Potential Business Combination ; (xi) the ability of the Combined Entity to compete effectively in a highly competitive market ; (xii) the ability to protect and enhance Gorilla’s corporate reputation and brand ; (xiii) the impact from future regulatory, judicial, and legislative changes in Gorilla’s or the Combined Entity’s industry ; (xiv) the uncertain effects of the COVID - 19 pandemic ; (xv) competition from larger technology companies that have greater resources, technology, relationships and/or expertise ; (xvi) future financial performance of the Combined Entity following the Potential Business Combination, including the ability of future revenues to meet projected annual bookings ; (xvii) the ability of the Combined Entity to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses ; (xviii) the ability of the Combined Entity to generate sufficient revenue from each of its revenue streams ; (xix) the ability of the Combined Entity’s patents and patent applications to protect the Combined Entity’s core technologies from competitors ;

(xx) the Combined Entity’s ability to manage a complex set of marketing relationships and realize projected revenues from subscriptions, advertisements ; (xxi) product sales and/or services ; (xxii) the Combined Entity’s ability to execute its business plans and strategy ; and (xxiii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Global or Gorilla . The foregoing list of factors is not exclusive . Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward - looking statements . Readers are cautioned not to place undue reliance upon any forward - looking statements, which speak only as of the date made . Global and Gorilla undertake no obligation to update forward - looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation . Use of Non - GAAP Financial Measures - This Presentation includes certain non - GAAP financial measures, including EBITDA, that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non - GAAP financial measures used by other companies . Gorilla and Global believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends of Gorilla . These non - GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP . Forward - looking non - GAAP financial measures are provided ; they are presented on a non - GAAP basis without reconciliations of such forward - looking non - GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation . Important Information for Investors and Shareholders - In connection with the Potential Business Combination, Gorilla has filed with the SEC a Registration Statement on Form F - 4 , which includes a preliminary proxy statement of Global, and a prospectus of Gorilla in connection with the proposed Potential Business Combination . The definitive proxy statement and other relevant documents will be mailed to Global security holders as of a record date to be established for voting on the Business Combination Agreement and the Potential Business Combination . Investors and security holders of Global and other interested persons are advised to read the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with Global’s solicitation of proxies for the special meeting of Global shareholders to be held to approve the Business Combination Agreement and the Potential Business Combination because these documents will contain important information about Global, Gorilla, the Business Combination Agreement and the Potential Business Combination . The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Potential Business Combination (when they become available), and any other documents filed by Global with the SEC, may be obtained free of charge at the SEC’s website (www . sec . gov) or by writing to Global at : 2093 Philadelphia Pike # 1968 , Claymont, DE 19703 . Participants in the Solicitation - Global and the Company and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Global’s shareholders in connection with the Potential Business Combination . Investors and security holders may obtain more detailed information regarding the names and interests in the Potential Business Combination of Global’s directors and officers in Global’s filings with the SEC, as well as the Company’s Registration Statement, that includes a proxy statement of Global in connection with Global solicitation of proxies for the vote by Global shareholders with respect to the Potential Business Combination and a prospectus of the Company . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Global’s shareholders in connection with the Potential Business Combination is set forth in the Registration Statement . Additional Information - INVESTORS AND SECURITY HOLDERS OF GLOBAL ARE ADVISED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH GLOBAL’S SOLICITATION OF PROXIES FOR ITS SPECIAL MEETING OF SHAREHOLDERS TO BE HELD TO APPROVE THE POTENTIAL BUSINESS COMBINATION BECAUSE THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE POTENTIAL BUSINESS COMBINATION AND THE PARTIES THERETO . When available, the definitive proxy statement/prospectus will be mailed to shareholders of Global as of a record date to be established for voting on the Potential Business Combination . Shareholders will also be able to obtain copies of the proxy statement/prospectus, without charge, once available, at the SEC’s website at www . sec . gov . NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE .

B us i ne ss Key Competitive Advantages • A w a r d W i nn i n g t e c h n o l o g y l e a d e r . • ~ 2 0 y e a r s o f t ec h d eve l o p m en t . • Strategic partnerships with Intel, D e ll E M C & S o f t b a nk . • World Class reference customers & solutions. Transaction • SPAC cash in Trust of $ 169 million • A minimum cash condition to closing of $ 50 million ; satisfied with $ 50 . 5 million PIPE of subunits at $ 10 . 10 , per subunit . • Net proceeds support organic growth to 2023 when business is p r o j e c t e d t o b e c a s h p o s i t i v e . • Additional proceeds will allow company to broaden geographic and horizontal coverage . Valuation • Pro forma Enterprise Value of $ 716 million fully diluted basis (zero trust redemptions) . • Attractive entry multiple for a high growth business of 11 . 0 x projected ‘ 22 revenues, representing significant discount to direct public comps and similar SPAC transactions . • A Global leader in Edge AI for video intelligence, IoT security and edge content management . • Advanced platform with flexible deployment via multiple sales channels . • Business has proven unit economics and are expected to be EBITDA p o s i t i ve i n 2021 • Projected path to $ 404 million revenues and $ 180 m EBITDA by 2026 . I Source – Management Estimates

T h e O ppor t uni t y

The Edge Opportunity Mobile Edge Computing market CAGR of 28.9% during 2021 - 2027 (6) Asia - Pacific expected to register the highest CAGR over the forecast period owing to the rising number of IoT integrated devices and the advent of 5G in the region. (2) $61.14 bi lli o n by 2028 (3) C A G R o f 38 . 4% . (4) Worldwide S p e nding o n Edge Computing e x p ec t e d t o Reach $250 B illi o n in 2024. (5) A d o p t i o n o f digital c o ll a b o r a t i o n From a technology perspective, services (including professional and provisioned services) will account for 46.2% of all edge spending in 2024. Hardware follows as the second largest technology category with a 32.2% share of spending, while the remaining 21.6% will go to edge - related software. (1) • • • • IDC predicts that by 2025 there will be 55 . 7 billion connected devices worldwide, 75 % of which will be connected to an IoT platform . IDC estimates data generated from connected IoT devices to be 73 . 1 ZB by 2025 , growing from 18 . 3 ZB in 2019 . Most of this data arises from security and video surveillance, but Industrial IoT applications will also take a significant portion of this data . The global Edge AI software market size is projected to reach USD 3 . 4 billion by 2026 , from USD 713 . 4 million in 2019 , at a CAGR of 24 . 8 % during the forecast period 2021 - 2026 . (source : Valuates Reports, 19 May 2021 ) The global Edge AI hardware market was valued at USD 870 . 9 million in 2020 and is projected to reach USD 3104 . 3 million by 2028 , growing at a CAGR of 20 . 46 % from 2021 to 2028 . (source : Verified Market Research, June 2021 ) ‘’The future is going to be awesome’’ – Demand for Edge AI chips to surpass Cloud AI chips by 2025 . By 2025 , the edge AI chip market will reach USD 12 . 2 billion in revenue , whereas cloud AI chip revenues will reach $ 11 . 9 billion in the same time frame . (source : eeTimes, December 2020 ) (1) Source - Spending Guide by IDC, i - SCOOP (2) Source – Million Insights, PRNewswire (3) Source - Global Edge Computing Market, Grand View Research, VentureBeat (4) Source - Global Edge Computing Market Grand V i e w R e s e a r ch (5) Source - Spending Guide by IDC, Bloomberg (6) Source - Valuates Reports, PRNewswire

The Global 5G Infrastructure Market size was valued at USD 1179.2 million in 2021 and is expected to reach USD 131.40 billion by 2030, with a growing CAGR of 68.83% from 2021 - 2030. (Source – Businesswire) 5G THE NEW CONNECTED “DIGITAL AGE” HAS ARRIVED AND HAS MADE THE PROCESS OF DIGITAL UNLOCKING” AN ABSOLUTE NECESSITY FOR EVERYONE Management estimate - Sensors expected by 2021 Connected devices expected by 2020 People accessing 4G - LTE networks expected by 2020 D ev e l op e r s wo r k in g on p r i v a te A P I s i n 2 016 Total number of apps installed by 2021 Exabytes of mobile data traffic per month by 2020 S e n s o r s D e v i c e s N e t w o rk s A P Is A PP s D at a 34 - 36B Sensors e x p e c t e d b y 2021 19 - 21B Connected devices e x p e c t e d b y 2020 4.8 - 5.4B People a c c e s s i n g 4 G - L T E n et wo r k s by 2020 9 - 10M Developers w o r k i n g o n p r i v a t e A P I s i n 2016 180 - 182B 31+ Ex a b y t e s o f m o b i l e d a ta t ra f f i c p e r m o n th by 2020 T o t a l n u m b e r o f a p ps e x p e c ted t o b e i ns t a ll e d by 2021 S o u n d M a r k e t i n g L o c a t i o n M o t i on L i g h t C h em i c a l H e a t N F C G Billing M o t i on S o c i a l Search Gesture tracking Touch i n te rfa c e s Voice r e co g ni t i on A u g me n t e d reality T r a ns a c t i on data U s e r d a ta F i e l d D a ta I n ve n t o r y d a ta P e r f o r m a n c e data Industry % of t o t a l edge u s e c a s es 202 5 h a r d w a r e v a lue 1 T r a v e l , t r a n sp o r t , and logistics 24% ~$35B - $43B Cross - vertical 9% ~$32B - $40B Retail 10% ~$20B - $28B M e di a a n d e n t e r t a i n m e n t 1% ~$17B - $25B P u bli c s ec t or a n d utilities 10% ~$16B - $24B G l o b a l e n e r g y a n d materials 13% ~$9B - $17B Industry % of t o t a l edge u s e c a s es 2 02 5 h a r d w a r e v a lue 1 A d v a n ced i n d u st r i es 10% ~$5B - $13B Healthcare 10% ~$5B - $13B Infrastructure 6% ~$4B - $11B C h e mi c a l s a n d agriculture 5% ~$4B - $11B B a n k i n g a n d insurance 1% ~$2B - $7B Consumer 4% ~$1B - $5B T o t a l : ~ $ 1 7 5 B - $ 2 1 5 B 1. Hardware value includes opportunity across the tech stack (i.e., the sensor, on - drive firmware, storage, and processor) and for a use case across the value chain (i.e., including edge computers at different points of architecture). Source – McKinsey 0 40 80 120 160 20 1 9 20 2 0 20 2 1 20 2 2 20 2 3 IT equipment on the infrastructure edge 20 2 7 20 2 8 B il . U S D Global Annual CAPEX on Edge 2024 2025 2026 IT equipment on the device edge C o m b i n e d Source - Global CAPEX of edge computing devices and infrastructure 2019 - 2028, Statista

Competitive Positioning

		Sense Time	Crowd Strike	IBM	Cisco	C3.ai	Palantir	Cloudfare	ULTNOUS	Axis	Viseum	Keyence	Huawei	Atlassian
Edge AI Appliances	Expert	No Competence	No Competence	Low Competence	No Competence	No Competence	No Competence	No Competence	Some Competence	Expert	Expert	No Competence	Expert	Low Competence
Edge AI Inference Models	Expert	No Competence	No Competence	No Competence	No Competence	No Competence	No Competence	No Competence	Low Competence	Low Competence	Low Competence	No Competence	Expert	No Competence
5G-Edge AI Smart Solutions	Expert	No Competence	Low Competence	High Competence	Low Competence	No Competence	Some Competence	Some Competence	Some Competence	Some Competence	Low Competence	Some Competence	Expert	No Competence
AI Life Cycle Ecosystem	High Competence	Expert	No Competence	Some Competence	No Competence	No Competence	No Competence	No Competence	No Competence	No Competence	No Competence	No Competence	Some Competence	No Competence
5G Network Edge AI Cloud	High Competence	Expert	No Competence	Some Competence	High Competence	Some Competence	Some Competence	Some Competence	Low Competence	No Competence	No Competence	No Competence	Some Competence	No Competence
Platform Independence	Expert	Expert	Expert	Some Competence	High Competence	High Competence	Expert	Expert	Some Competence	High Competence	High Competence	High Competence	Low Competence	Some Competence
Edge AI Data Analytics SaaS	High Competence	No Competence	High Competence	Low Competence	High Competence	Expert	Expert	Expert	No Competence	Low Competence	Low Competence	Some Competence	Low Competence	No Competence
Edge AI Cyber Security Analytics	High Competence	No Competence	Expert	Low Competence	High Competence	Expert	Expert	High Competence	No Competence	Low Competence	Low Competence	High Competence	Some Competence	Low Competence
End-to-End, integrated platform service	High Competence	Expert	No Competence	Some Competence	Low Competence	Low Competence	Low Competence	No Competence	Low Competence	Low Competence	Some Competence	Low Competence	High Competence	Some Competence

No Competence Low Competence Some Competence High Competence Expert

Source: Company websites & information in public domain

Revenue Stream – Edge AI Platform

Business Model

Objectives and Key Results (OKRs) – A clearly defined OKR hierarchy that makes sure that everybody contributes to the company goals

- Short-term
  - Increase the recurring revenue
- Medium-terms
  - Capitalising on the Global Opportunity
- Long-term
  - Profitable, generating cash



AI Models
40+ IVAs
AI Appliance OEM
Number of Video Streams/ Lens
Volume of AI Analytics
API complexity
Appliance Edge Computing
Data Service
$
Number of Video Streams/ Sensors
Number of AI Analytics
Data accumulation volume
Number of analytic widgets
Customized analytics via AI training services
AI Appliance
Gorilla Brand AI Appliance
AI SaaS
Data Service
Analytic Widgets
AI Training/
Deep Learning on the Edge

Bringing decades of experience

The A-Team

Management



Dr. Spincer Koh
Founder & CEO



Stardi Yen
SVP - Finance



Alan Luo
Chief Technology Officer



Felix Song
Chief Solutions Officer



Mike Wang
SE Asia Sales Head

Board of Directors



Jay Chandan
Executive Chairman & Director



Dr. Spincer Koh
Director



Tomoyuki Nii
Independent Director



Rt. Hon. Ruth Kelly
Independent Director



Gregg Walker
Independent Director



Hirano Yoichiro (Pina)
Independent Director

Aim of EDGE computing?

- Analyse inputs at source to minimise data transfer and storage requirements
- Increase security
- Minimize latency (especially for VR applications <10ms)
- Reduce DATA traffic
- Enable EDGE-based mesh with devices able to talk to each other and or/directly



Cloud
• Central processing of summary data
• Big data analysis, complex learning model
• Central control
Cloud Apps
Internet
Edge
• Real time data processing
• Real time control (M2M)
• Local data filtering and caching
• At source data visualization
Internet Gateway
Intranet
Network Switch
Server
Storage
IoT Gateway
IoT Gateway
Sensors and controllers
Proximity

4 Major Reasons

Edge & AI – A perfect marriage



COST

Moving AI processing to the edge is highly economical & cost effective. Only processed, highly valuable data is sent to the cloud. So, whilst sending and storing huge amounts of data is still expensive, smaller devices at the edge have become computationally powerful, taking after Moore's Law.

LATENCY

One of the greatest benefits of Edge AI is the much faster speed at which data is processed & stored, especially for applications that require real-time processing.

SECURITY

Edge computing makes it possible to guarantee that private data never leaves the local device. Edge computing distributes processing, storage, and applications across a wide range of devices and data centers, which makes it difficult for any single disruption to take down the entire network.

RELIABILITY

Can work without connectivity. With IoT edge computing devices and edge data centers positioned closer to end-users, there is less chance of a network problem in a distant location affecting local customers.

Capture → Infer → Alert → Analyse

Why Gorilla?

intel OpenVINO





Intel CPU
- Intel VPU
- NVIDIA GPU

Gorilla AI Models
- Optimized Inference
- IVA Cores
- Endpoint Protection



Gorilla Vision AI Appliances
- Vision AI Series
- Mobile Vision AI
- Rugged Vision AI
- Cyber AI



Gorilla AI SaaS
- AI Big Data Analytics
- AI ML/DL Hyper Learning SaaS
- 5G Edge AI Cloud SaaS

AI Models	AI Appliances	AI SaaS
Vision AI Inferences Cyber AI Inferences	Vision AI Applications Cyber AI Applications	AI Big Data Analytics AI Hyper Learning

AI Appliances	Video Analytics Inference (CPU-Optimized)			Cybersecurity Analytics Inference (CPU/OS Optimized)		
AI Toolkits Release in 2022	Human	Vehicles	Behavior	Network	End-Point	Identity
AI SaaS Release in 2022	Intrusions	Emotions	Objects	Prevention	Detection	Response

- Security / Government
- Building & Factory
- Transportation, Logistics, ADAS & Connected Cars
- Retail, Finance & Entertainment
- Industrial
- Medical

How does it work?

Gorilla on the Edge – AI Lifecycle


Edge Computing
Network Edge Server/Cloud Computing
New AI Analytics
Gorilla AI Appliance
Gorilla AI Toolkit
IOT Devices
Gorilla AI Hyper Learning SaaS
Gorilla Dataset Service
Gorilla Training Service
Gorilla Model Optimization Service
Gorilla AI Big Data Analytics SaaS
AI Data
AI SaaS Application
Data Analytics Workstation

Platform Independent AI Software for Massive AI-SOC and Extended Market

Core Technology Roadmap

2021 | 2022

Q3 · Q4 · Q1 · Q2 · Q3 · Q4 · Q1 · Q2 · Q3

Platform	Roadmap
intel. OpenVINO	Intel® Xeon® Processor Intel® Core™-i Processor Intel® Atom® Processor Intel® TigerLake Series Intel® KeemBay Accelerator Intel® KeemBay Standalone (arm + Intel VPU)
NVIDIA	nVidia GPU Series nVidia Jetson Series
arm	ARM Cortex-A Series ARM Qualcomm Series ARM Cortex-M Series
Google	Google TPU Series
Windows	Windows Windows Server
Linux	CentOS 6 / 7 / 8 Ubuntu 14.04 / 16.04 / 18.04 / 19.04 / 20.04
IoTOS	Android Things Snappy Windows IoT Raspbian Amazon FreeRTOS Embedded Linux
ODM	Optimized AI–SOC Development ODM Service AioT Security Development ODM Service

The Gorilla Ecosystem

Investors

SBI Investment

DELL EMC

T VENTURES

acer

Asteria

Awards

Interop BEST OF SHOW AWARD 2019 Grand Prize

Best Edge Computing Product
Interop Tokyo, Japan, 2019



Intel Partner of the Year Award Best Innovative Design 2020


intel
INTEL PARTNER CONNECT
2019 & 2020 PARTNER OF THE YEAR

NIST

Face Recognition Test FRVT – Top 20


Innovation Award Winner 2019
National Police Agency

National Police Information Service Awards 2018, 2019

Partners

intel IoT Solutions Alliance

SoftBank

Telstra

DELL EMC

AIS

INTI Industry Telekomunikasi Indone...

PLDT

CTC

MACNICA

JFE 商事エレクトロニクス株式会社

Capgemini

sse

NEOUSYS TECHNOLOGY

Lanner

Kaohsiung Transportation Bureau

Case Study

高雄市政府交通局
Transportation Bureau of Kaohsiung City Government

Challenge

Failure of urban design to integrate traffic flow, lack of law enforcement & poor dissemination of road rules are some of the root causes of traffic violations in dense urban areas. These issues were top of mind for lawmakers at the Kaohsiung City Government in Taiwan when trying to address persistent road violations at most of their city's intersections. Gorilla partnered with the Kaohsiung Transportation Bureau:

- Use advanced video to identify traffic violations
- Catch traffic infractions almost in real time
- Reduce police deployment
- Increase enforcement
- Long-term, change traffic management patterns


Illegal Turn
Legal Turn

Solution

Gorilla deployed a sophisticated EDGE AI solution to monitor major intersections:

- Ability to monitor and identify traffic violations using real-time video
- In one intersection, took violations identified from 3/day to 305/day
- Long-term goals to decrease the number of infraction by 50% through monitoring and through better traffic management at intersections
- Ability to launch other traffic/city management related services on top
- Deployment cost a fraction of non-EDGE solution


Camera Locations
Camera Locations
Vehicle Detection & Direction Zones
License Plate Recognition Zones
Camera Locations
Camera Locations
Figure 6 – Intersection Camera Setup


Figure 11 – Data Collection & Video Search Software

Result

10,000%

Increase in Traffic Enforcement



Gorilla implemented a project deploying AI solutions in order to collect data, raise safety awareness and help law enforcement protect their citizens

Note: Further Case Studies attached in the Appendix

Growth

Revenue Growth

2022	2023	2024	2025	2026
$65M	$90M	$151M	$254M	$402M

52% Average Growth over 5 Years → **45%** 2026 EBITDA → **56%** 2026 Gross Margins

Note: Amounts are in US Dollars.

- The projected revenues, and margins are Gorilla management's management forecasts, based on its historical experience, current market conditions, and expectations regarding the demand & growth of the Edge AI market.
- See the disclosures on slide 2 entitled "Projections" and slide 3 entitled "Forward Looking Statements" for an expanded description of the nature of such assumptions and projections.
- The projections are highly dependent upon and impacted by:
  - A post-pandemic recovery globally
  - At least $50 million of gross cash from the merger, needed to generate 2022 & 2023 results, and an additional $25 million before 2024, in order to execute the entire above plan
  - On time completion of De-SPAC is early in Q1
  - On a intensive hiring programme. No staff attrition consequent upon the merger - including especially in senior sales roles
  - On securing a large contract, the management is currently working on
- Sales colleagues will become increasingly productive, reaching their peak productivity within 18 months
- Revenues from new lines of business will start to be recognized on closing a sale (no delivery lead times)
- Modelling does not show P&L impact of share-based incentive payments for management colleagues
- Model assumes 75% y-o-y retention of New lines of business

Cost Management whilst Maintaining Growth R ev e nu e G r o w th G eo g r a p h i c al B r e a k d o w n o f S a l e s Note: Revenue breakdown reported In USD Source – Management Estimates 3 . 0% 6.7% 10 .8% 14 .2% 16 .1% 17 .5% 17 .0% 19 .0% 21 .0% 22 .2% 23 .1% 22 .8% 65 .9% 51 .8% 37 .7% 25 .8% 17 .9% 12 .3% 6 . 5% 12 .7% 18 .9% 23 .0% 26 .2% 14 .0% 0.0% 16 .0% 17 .8% 19 .0% 19 .9% 21 .2% 0 . 0% 1 0 . 0% 2 0 . 0% 3 0 . 0% 4 0 . 0% 5 0 . 0% 6 0 . 0% 7 0 . 0% 8 0 . 0% 9 0 . 0% 1 0 0 . 0 % Y 2 0 2 1 Y 2 0 2 2 Y 2 0 2 3 Y 2 0 2 4 Y 2 0 2 5 Y 2 0 2 6 Japan SE Asia Taiwan USA EU + ME $0 $50,000,000 $100,000,000 $150,000,000 $200,000,000 $250,000,000 $300,000,000 $350,000,000 $400,000,000 $450,000,000 2026 2021 2022 2023 Edge AI Solutions & Services 202 4 2025 Edge AI PaaS

Cash Positive by 2023 Note: GP, EBITDA, Cashflow reported In USD Source – Management Estimates $0 $50,000,000 $100,000,000 $150,000,000 $200,000,000 $250,000,000 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 Gross Profit E B I TD A Op Cash Flow - 1 0% 0% 1 0% 2 0% 3 0% 4 0% 5 0% 6 0% 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 E B I TD A M a r g i n GP M a r g i n Op Cash Flow Margin

H o w i t a l s t a c k s up !

Business Models & Sales Structures

Peer Group

SaaS

Five9 | Atlassian | Shopify | Snowflake | Datadog | Veeva | Okta | Zscaler | Sprout Social | Unity

- Unique product positioning, with significant differentiators to competition
- Proven track record with proven growth stories
- Generating high gross margins, path to profitability
- Highly visible SaaS models with proven revenues

Edge AI & AI

C3.ai | Darktrace | Fastly | Tencent 腾讯 | Palantir | SenseTime | Cloudflare

- Exceptional market reception to the products with strong intellectual properties.
- Generating high gross margins, path to profitability
- Rapidly evolving with the market needs
- Local to Global expansion proof

Automation Technology

Rockwell Automation | Trimble | Keyence | Cognex | Hexagon

- Unique product positioning, with significant differentiators to competition
- Have repeatedly outperformed market expectations
- Platform offerings
- Strong R&D support & innovation pipeline

0. 0 X 10. 0 X 20. 0 X 30. 0 X 40. 0 X 50. 0 X 60. 0 X S en s e T i m e Gorilla: 10.9x S a a s : 2 2 . 6 x ( 14 . 7 x t o 27.0x) Automation Tech: 10.6x ( 6 . 6 x t o 1 1 .2 x ) SenseTime: 34.3x 2022 Revenue Multiples (EV/Revenue) – average & lower to upper quartile A I & E d g e: 9 . 6 x ( 6. 5 x t o 11 . 6x ) G o r il l a S a a S A u t om a t i o n T e ch A I & E dg e Source – Data Source: S&P Capital IQ and Management desktop research & analysis. The closing stock prices of the comparable companies included above are as of February 4, 2022

(1) Contingency – potential fees for services of provider(s) of advisory and capital markets services Note: Use of proceeds reported In USD, $ millions Source – Management Estimates Based on management’s forecasted expenditures (including Transaction costs) remaining in 2022 and up through 2023.

Connecting businesses to people, people to services, industries to consumers & business partners

Global Expansion Strategy


intel market ready
intel IoT Solutions Alliance
SoftBank
Lanner
Asteria
JTS
TEKWIND
AIS
Globe
MACNICA
VSTECS
DELL
CTC
Telstra

USA

Hiring key sales staff. Enable partnerships across vast ecosystems that are redefining industries and creating new business models.

EU & ME

Strategic hiring of key sales heads in key markets, with focus on the backend infrastructure.

REST OF ASIA

Capitalize on the current relationships in APAC and while expanding market access and raising innovation.

TAIWAN & APAC

- To provide growth opportunities
- To protect your home base
- To be aware of all potential threats to your business

Creating significant value-add for Customers

4-step Sales Strategy

Local Know-How | Business Network | Investment

Gorilla Group

Investment of USD 100 M

Strategy

Value Adding

Establish strategic position & Increase Win Rate

Gain key marquee clients in US & Europe

Creating an integrated global footprint & Managed Services platform

Creating significant competitive advantages through collaboration

1	• Our unique product positioning will be central to help further our winning strategy
2	• Create a foothold by building local sales, pre-sales and technology customer centric teams in US & Europe • Establishing trust and building relationships
3	• Build brand awareness • Enhance credibility amongst customers • Create Barriers for new entrants
4	• Creation and further development of strategic synergy within different regions. • Keep customers that want to graduate from Local to Global • Be able to provide full breadth of services • All life cycle management

$$$ Share

$$$ Share

$$$ Share

Partnerships & Collaboration

T h e T ran s a c t io n

Transaction Overview

Sources & Uses

(in millions)

Sources of Funds	
Gorilla Rollover Equity	$657
PIPE Financing (Subunits $10.10)	$50.5
Estimated Cash in Trust (post-closing)	$169
Total Sources	**$876**

Uses of Funds	
Gorilla Rollover Equity	$657
Estimated Fees & Expenses	$19
Net Cash to Balance Sheet	$201
Total Uses	**$876**

Pro Forma Revenue Multiples	
2022P Revenue	$65
2023P Revenue	$93
Pro Forma Enterprise Value / 2022P Revenue	11.0x
Pro Forma Enterprise Value / 2023P Revenue	7.7x

Pro Forma Valuation

(in millions, except share price)

Share Price (per share)	$10.10
Pro Forma Shares Outstanding	92
Total Equity Value	**$927**
Plus: LT Debt	$11
Less: Existing Cash & Excess Working Capital	($20)
Less: Net Cash from Transaction	($201)
Pro Forma Enterprise Value	**$716**

Illustrative Post-Transaction Ownership



Primary (w/ PIPE Investors)
Diluted (from warrants)
PIPE Shares (Public Float)
5%
Public IPO Shares
18%
SPAC Sponsor & u/w
5%
71%
Gorilla Shareholders
Warrant Dilution
5%
95%

Assumptions:

Source of Funds: (i) PIPE financing of subunits (1 common + 1/4 warrant) of minimum $50m at closing, plus (ii) Full Trust assuming no redemptions by Global's existing public shareholders (including non-redemption commitments).
Use of Funds: Estimated Fees & Expenses include all legal & financial fees related to the merger transaction.
Pro Forma Illustrative Ownership: Primary % includes (no redemption scenario) (i) 65 million rollover shares to existing Gorilla shareholders, (ii) 5.0 million shares from PIPE issuance, and (iii) existing SPAC 21.75 million shares (16.75 million public, 4.19 million Founder shares, 0.1 million u/w, 0.7 million IPO PIPE). Diluted % includes exercise of 13.1 million outstanding warrants and 1.25 million warrants issued in PIPE, with a strike price of $11.50.

Strong anticipated growth prices the transaction at a discount to Selected Peer Multiples Source – Data Source: S&P Capital IQ and Management desktop research & analysis E V / 2 0 2 2 E Re ve n ue s E V / 2 0 2 6 E Re v enue s w i t h o u t S e n s e T i m e E V / 2 0 2 6 E Re v enue s w i t h S e n s e T i m e • Implied Future EV – Using a future valuation date of 31 Dec 2025 , Gorilla’s EV is calculated by applying 2026 E revenue of $ 403 m to an EV / NTM Revenue multiple range of 9 . 3 x – 16 . 6 x based on blended upper and lower peer quartiles, which results in an implied midpoint future EV of $ 5 . 23 billion . The midpoint of $ 5 . 23 billion would represent 682 % upside to Transaction EV . • Implied discounted EV - Gorilla’s implied future EV is then discounted 20 % p . a . over a 4 - year period to arrive at an implied present value of $ 2 . 52 billion . The midpoint of $ 2 . 52 billion would represent 328 % upside to Transaction EV . • The fully diluted proforma transaction value of $767m reflects a discount of over 70% to the present value of $2.52 billion. $3 . 7 5 b ill i o n $6 . 7 0 b ill i o n $1 . 8 1 b ill i o n $3 . 2 3 b ill i o n $76 7 mill i o n Implied EV Based on Selected Comparable Companies T r a n s ac t io n V a l ue Implied Future EV Implied Discounted EV FD Transaction EV I m p l ie d M u lt i p le s 11 . 6 x 9.3x to 16.6x 4.5x to 8.0x 1 . 9 x 15.5x to 20.9x 11.3x to 23.0x 1 . 9 x

Build Evaluate, invest and grow "To play THE leading role in Edge AI, by offering transformational solutions, leveraging innovation, skills and distinctive technologies to generate value for all stakeholders” Sustainability Embedded in all of Gorilla’s activities Innovation Turning ideas into strategy People Support, training and motivation

Appendix

Strong fundamental credentials, 20 years in Security & AI

Journey

2001

Founded: 2001
HQ and R&D Centre in Taiwan

2010

Launched Server Base AI

- Facial Recognition in Media
- LPR/Vehicle recognition in Security
- DPI on Network Security.

2016

Developed Edge AI

- Video Analytics
- Cyber Analytics

2017

Launched Edge AI

- VeMo™ Edge AI Platform
- IVAR™ Video Application
- NSGurad™ Cybersecurity Application

2018

Intel Certified

- First OpenVINO™ CV partner
- IVAR™ - Market Ready Solution

2019

Global Operations in 9 Countries
Employees: 230

Intel Partner of the Year

Leader in Edge AI

2020

IVAR™ wins Best Edge Computing Award in Tokyo InterOp

Gorilla & Dell AI Experience Zone

Intel Best Innovation Design

Patents Applied in Taiwan, China, USA, Europe
Total Granted Patents – 24
Total Under Review Patents – 6

Taoyuan Airport Taiwan, Smart City Approach 50% Reduction in response time Th e pr o j ect s u nd e r take n b y G o r ill a f o r Taoyuan Airport show that edge AI and video analytics have the power to manage high - volume, high - density environments w i t h a cc u r a c y. Th e s e k i n d s o f s o l u t i o ns c a n benefit security personnel and increase overall safety for travelers. The airport approached Gorilla to prepare for Taiwan hosting several large events, with several key objectives : Identify and monitor suspicious people and activities • Se a r c h f o r s p ec i f i c t r a v e l e rs • M o n i t o r v e h icl e a cce s s i n r e s t r ic t e d a r e a s • Disease monitoring and health/safety compliance • M a in t a in p a ss e nger s a t i s f a c t i o n C ha ll eng e Solution R e s u lt Gorilla deployed an EDGE AI solution knitting t o g e t h e r nu m e r o us c a m e r a s a nd s e n s o r s to : • Find and track suspicious or lost passengers through face recognition • Vehicle tracking via license plate matching and v i d e o m o n i to ring t ec h n o l o g y • Video and GPS tracking of all ground supply vehicles for coordination of logistics and support • M as k d e t ec t i o n f o r t h e e n t ire a ir p o rt • S e a r c h 200 , 00 0 r ec o rd s / 1 m i n

Taiwan Criminal Investigation Bureau

Case Study 2

内政部警政署 刑事警察局 CRIMINAL INVESTIGATION BUREAU

Challenge

The CIB is responsible for supervision and deployment of all criminal police work, prevention and investigations. CIB prevents organizational and economic crime, oversees judicial police, monitors suspicious communications and implements criminal forensics.

The Challenge:

- Locate target vehicles across the whole country in real-time
- Over 8 million vehicle data points are hosted separately by different city authorities



Solution

The Solution:

- Deploy RFID-based vehicle verification solution across 22 cities including airports, ports and transportation hubs
- Establish national vehicle search platform integrated with a vehicle tracking database that collates various police bureaus' data
- Display vehicle path with detailed vehicle attributes (LPR, color, type)

Solution Deployment	Edge AI Analytics	3rd Parties
Watchlist	License Plate Recognition	Geo Mapping
Vehicle Search	Vehicle Behavior Analysis	RFID
Situational Management	Vehicle Location Tracking	
	Vehicle Classification	

Result

Days to Minutes

Reduction in response time

The upgraded vehicle search platform effectively connected the databases from each city and their transportation hubs . Whereas previous searches would take several days to find a targeted vehicle, this solution dramatically shortens vehicle search times to less than 1 minute.

Additional case studies in Appendix

Taipei Medical University Hospital

Case Study 3

臺北醫學大學附設醫院
Taipei Medical University Hospital

Challenge

The hospital is located in central Taipei and houses 800 hospital beds and over 2000 employees. With the recent restrictions for Covid-19 placed on medical facilities, administrators were looking for an expedient way to usher in patients and staff to the building—all the while following the pandemic guidelines and keep everyone safe. Goals included:

- Ensure mask wearing and temperature checks
- Control access privileges
- Limit surface contact
- Maintain perfect records to enable contact tracing
- Long-term, change traffic management patterns



Solution

Gorilla deployed AI-driven screen stations containing:

- Intel CPU and hardware
- Real Sense Camera and thermal sensor
- Gorilla's software

The screen stations were able to control access in and out of the hospital's main entrances during the pandemic, leading to stunning results:

- A decrease in operational costs by over 50%
- Controlled access to potentially sick visitors
- Comprehensive monitoring system which immediately alerted the on-duty staff


PLEASE WEAR A MASK!!



Result

50%

Reduction in costs

Enhancement of Ground Vehicle Management 15 seconds Vehicle Verification V i o l at i o n s dr o pp e d b y 37 1 t i m e s p e r m o n t h a f t e r s y s t em w e nt o n li ne. Automatic vehicle verification can be done w i t h i n 1 5 s eco n d s a t t h e c h e ck p o i nt a r e a Taoyuan is the 10 th busiest airport by international passenger traffic . It is Taiwan’s largest international airport handling 42 . 3 million passengers and 2 . 1 billion kilograms of freight annually . T he C h a l le n g e : • Ensure safety as well as operational efficiency o f t he gr o und c r e w t o avo i d f li ght d el a ys • Manage service vehicles used for various purposes and keep them continuously moving on their defined routes C ha ll eng e Solution R e s u lt T he S o l u t i o n : • Verify authorized vehicles by checking both li ce n s e p l a t e s a nd R F I Ds • Monitor vehicle movements and identify pr o h i bi t e d a r e a i n t r u s i o ns • Trigger alerts for violations in real time • View and search violations and event clips in t he m a n a g e me n t pl a t f o r m

Additional case studies - Smart City & Transportation



GBK Stadium, Indonesia
Post-Pandemic Management



Major Smart Lighting Company, UK
Environmental Monitoring


Taoyuan Airport
8
9

Taoyuan International Airport, Taiwan
Airport Safety & Security


交通部鐵道局

Taiwan Railways Administration
Station Safety & Security


TIPC

Taiwan International Ports Corporation
Port Safety & Security


PDX

Portland International Airport, US
Airport Safety & Security

Additional case studies - Industrial & Commercial


DANONE

Danone - Leading Food Company, Indonesia
Post-pandemic Workplace Safety Management


ExxonMobil
intel
IoT Solutions Alliance
DELL
ExxonMobil

ExxonMobil - Digital Garage, Thailand
Security and Access Control System


AIS

AIS - Thailand's Largest Mobile Operator
Enterprise & Retail Surveillance System



Leading Automotive Manufacturer, Japan
Situation Management for ADAS


auresys

Auresys & MasterCard, Singapore
Secured FR-based payment


LUXOTTICA

Luxottica Group, US
Security and Access Control System

Additional case studies - Safe State & Government



Taiwan Centers for Disease Control
Mask Wearing Statistics



Central Weather Bureau, Taiwan
Cloud Analysis & Weather Prediction



Agency of Corrections, Taiwan
Inmate Management


刑事警察局

Criminal Investigation Bureau, Taiwan
Vehicle Tracking



Criminal Investigation Bureau, Taiwan
Suspect Tracking


POLICE

Royal Thai Police, Thailand
Suspect Tracking